Exhibit 99.1

HARBINGER RESEARCH, LLC UPGRADES RATING IN RESEARCH COVERAGE
REGARDING MAGNITUDE INFORMATION SYSTEMS (MAGY – OTC:BB)

New York, NY, January 6, 2009 – Harbinger Research LLC, an independent research firm, today issued a Research Coverage Initation report regarding Magnitude Information Systems, (“Magnitude” or the “Company”) (MAGY – OTC:BB).  This research report on the Company provides extensive information regarding the Company’s operating history and its leading position in the teen social networking industry, in addition to Harbinger’s research rating and price target for MAGY shares.  The report is available at no charge at: www.harbingerresearch.com.

The full updated research report can be accessed at Harbinger Research, LLC’s website at http://www.harbingerresearch.com.   Harbigner Research, LLC, was compensated US$12,000 for six months of research coverage services by a third-party.

About Harbinger Research, LLC:
Harbinger Research is a quality-leading New York based independent equity research company that provides insightful, in-depth equity research coverage and informational reports to smaller U.S. traded companies and the individuals and institutions that invest in them.

For further information on Harbinger Research is also available at www.harbingerresearch.com.

About Magintude Information Systems
The Company’s Kiwibox.com site boasts an escalating membership of teens and is in the midst of a rapid new user adoption cycle.  Kiwibox provides teenagers with teen-focused content, social networking, and a variety of games, music, and other “sticky” features.  Kiwibox.com is emerging as the top teen-focused destination on the Web, and is accessible from a traditional Web browser as well as a Web-enabled mobile phone.
Forward-Looking-Statement: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the manufactured home industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Deer Valley’s results could differ materially from those contained in such statements. You can generally identify forward-looking statements through words and phrases such as “forecast”, “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions.  Such forward-looking statements speak only as of the date of this release, and Deer Valley undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact Information:

Harbinger Research:
Brian R. Connell, CFA
Senior Research Analyst
bconnell@harbingerresearch.com

Players Network:
Alexander Muniz
Manager, Finance and Accounting
Magnitude Information System | Kiwibox.com
330 West 38th Street | 1607
New York, NY 10018

www.kiwibox.com

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